UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2007

Migo Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-5278NY	94-3334052
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

555 Twin Dolphin Drive, Suite 650, Redwood City, California		94065
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-232-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2007, Migo Software, Inc. (the "Company") entered into an Agreement and Plan of Merger with MacroPort, Inc. ("MacroPort") and certain of the principal shareholders of Macroport under which MacroPort will merge with and into a newly formed, wholly-owned acquisition subsidiary of the Company. MacroPort is a privately owned provider of mobile content management software. The MacroPort product line enables mobile content, such as music, photos and videos, to be easily distributed on mobile devices such as cell phones and PDAs. In consideration for the acquisition, the Company expects to issue to the shareholders of MacroPort 10,000,000 shares of its common stock and 12,500,000 shares of a newly authorized series of senior convertible preferred stock. The preferred stock would be automatically converted into common stock if the closing price for the Company’s stock is more than $.45 per share for ten consecutive trading days more than 90 days after the closing date. Up to an additional $3,000,000 of consideration may be paid depending on the revenues generated from the MacroPort products during the 12-month period following the closing. The additional consideration would be paid in cash or common stock at the Company’s option except that no more than $1,000,000 may be paid in cash. If MacroPort revenues during the 12-month period do not meet a certain minimum amount, $1,000,000 of consideration is to be returned to the Company and stock issued in the acquisition is to be subject to a Stock Pledge Agreement to secure the possible return of this consideration. The acquisition is expected to close by June 5, 2007.

In connection with the acquisition, the Company is to enter into a Registration Rights Agreement with the MacroPort shareholders under which the Company has agreed to register the common stock issued to them in the transaction, the common stock that may be acquired by them upon conversion of the preferred stock and any additional shares that may be issued in connection with the earn out based on subsequent MacroPort revenues.

Item 7.01 Regulation FD Disclosure.

The Company is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. The Exhibit contains certain information about the Company and the prospects of Company after the announced acquisition of MacroPort. This information has been presented in a publicly announced and available conference call or is otherwise being made available to interested parties.

The information in this Current Report on Form 8-K, including the information set forth in the Exhibits, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission.

Forward-Looking Statements: Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, information contained in this Form 8-K that does not constitute historical facts, including those statements that refer to future financial results, operating results and prospects, the benefits of the merger, and the Company’s plans, prospects, expectations, strategies, intentions, hopes and beliefs and the expected benefits of the use of the Company’s or MacroPort’s products, are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

Important risk factors affecting the Company’s business generally may be found in its periodic reports and registration statements filed with the Securities and Exchange Commission at www.sec.gov. Risk factors related to the subject matter of the information in the Exhibit also include the possibilities that the Company may not be successful in integrating the MacroPort business; that the anticipated cost savings from synergies will be less than expected; that depreciation, amortization and potential impairment charges associated with the acquisition could adversely affect the Company’s results of operations; that the parties’ partners, customers or investors may react unfavorably to the acquisition; that the Company will not be successful in combining the companies’ products or the companies’ combined products may not be attractive to their customers. Any forward-looking statements are based on information available to the Company today, and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) None

(b) None

(c) Exhibits

Exhibit No. Description of Document

99.1 Conference Call Script.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Migo Software, Inc.

May 25, 2007	By:	/s/Richard Liebman

Name: Richard Liebman
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Conference Call Script